UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________

SCHEDULE 14A

__________________________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12

Longeveron Inc.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2023

Dear Longeveron Stockholders:

We are pleased to invite you to the 2023 Annual Meeting of Stockholders of Longeveron Inc. to be held on Friday, June 9, 2023, at 1:00 p.m. Eastern Time via live webcast at the virtual meeting site, www.colonialstock.com/longeveron2023.

We will conduct a virtual online Annual Meeting so our stockholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all of our stockholders. Stockholders will be able to attend and participate in the Annual Meeting online, vote shares electronically, and submit questions prior to and during the Annual Meeting as described in the enclosed proxy statement. We are pleased to embrace the current technology available to provide expanded access and enable greater stockholder attendance and participation from any location around the world.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. In addition to the Proxy Statement, we are mailing or making available to you a copy of our Annual Report to Stockholders for the year ended December 31, 2022, which we encourage you to read. Our Annual Report to Stockholders includes our audited financial statements for 2022 (our “Annual Report”) and information about our operations, markets and products.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the attached Proxy Statement and our Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the attached Proxy Statement, our Annual Report and a form of proxy card. All stockholders who request a paper copy of our proxy materials will receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to participate in the virtual online Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting your shares as instructed in the Notice, or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the printed proxy card by mail. If you later decide to participate in the Annual Meeting and wish to change your vote, you may do so simply by voting online during the meeting.

To log in to and participate in this year’s virtual Annual Meeting, you will need the stockholder control number and meeting password located on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please keep this information in a safe place so it is available to you for the meeting.

We look forward to having you join us online at the Annual Meeting.

Sincerely,

Dr. Joshua Hare
Chairman of the Board & Chief Science Officer
Longeveron Inc.

LONGEVERON INC.
1951 NW 7th Avenue, Suite 520
Miami, Florida 33136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Longeveron Inc. will be held on Friday, June 9, 2023, at 1:00 p.m. Eastern Time, at the virtual meeting site www.colonialstock.com/longeveron2023. The Annual Meeting will be held solely online, and as such there is no physical address for the Annual Meeting. The Annual Meeting will be held for the following purposes as more fully described in the Proxy Statement accompanying this notice:

1.      Election of Directors.    The election of three (3) directors to serve on the Longeveron Inc. Board of Directors until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.      Approval of amendment to the Longeveron 2021 Incentive Award Plan.    Approval of an amendment to the Longeveron Inc. 2021 Incentive Award Plan, to increase the number of shares authorized by the plan.

3.      Ratification of the appointment of Marcum LLP.    Ratification of the appointment of Marcum LLP as the independent registered public accounting firm for Longeveron Inc. for the fiscal year ending December 31, 2023.

4.      Other Business.    Any other business properly brought before the stockholders at the Annual Meeting, or at any adjournment or postponement thereof.

The close of business on April 12, 2023 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders on the Annual Meeting site at www.colonialstock.com/longeveron2023.

You are cordially invited to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting online, we urge you to ensure your representation by voting by proxy promptly in accordance with the Notice of Internet Availability of Proxy Materials (the “Notice”) or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. If you attend the Annual Meeting online and vote your shares at that time, your proxy will not be used.

The presence at the Annual Meeting, in person or by proxy, of holders of record of issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum. Please vote your shares in accordance with the Notice or return your proxy card in order to ensure that a quorum is obtained.

By Order of the Board of Directors,
/s/ Paul Lehr
Paul Lehr Corporate Secretary Miami, Florida

Important notice regarding the availability of proxy materials for the stockholder meeting to be held June 9, 2023: The Proxy Statement and Annual Report are available at www.colonialstock.com/longeveron2023.

Your vote is very important, regardless of the number of shares you own. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request to receive them in accordance with the instructions provided in the Notice. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

LONGEVERON INC.
PROXY STATEMENT

i

LONGEVERON INC.
PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 9, 2023

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

This Proxy Statement contains information related to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Longeveron Inc. (“Longeveron,” the “Company,” “we,” “our” or “us”), which will be held on Friday, June 9, 2023, at 1:00 p.m. Eastern Time, and any postponements or adjournments thereof. We will host the Annual Meeting solely online via live webcast, so our shareholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all of our stockholders.

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

Stockholders of record at the close of business on April 12, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. It is anticipated that the Notice will first be sent to stockholders, and this Proxy Statement and the form of proxy relating to our Annual Meeting, are being first mailed or made available to stockholders on or about April 28, 2023. These materials are available for viewing, printing and downloading on the Internet at www.colonialstock.com/longeveron2023.

Purpose of the Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement and are described in more detail in this Proxy Statement. We are not aware of any matter to be presented other than those described in this Proxy Statement.

How to Participate in the Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.colonialstock.com/longeveron2023. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to enter the control number and meeting password included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting.

The online meeting will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Online access will begin at 12:30 p.m. Eastern Time. Please follow the registration instructions as outlined in this Proxy Statement.

Voting

We have two classes of common stock outstanding: our outstanding Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and our outstanding Class B common stock, par value $0.001 per share (the “Class B Common Stock”, which together with the Class A Common Stock is referred to in this proxy statement as the “Common Stock”). Holders of our Class A Common Stock and Class B common stock have identical rights, except that holders of our Class A Common Stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to five (5) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law. Class A Common Stockholders and Class B Common Stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 6,179,865 shares of Class A Common Stock representing the same number of votes and 14,871,085 shares of Class B Common Stock representing 74,355,425 votes were issued and outstanding. Thus, the presence at the Annual Meeting, in person or by proxy, of holders of Class A Common Stock or Class B Common Stock, or a combination thereof, representing at least 40,267,646 votes will be required to establish a quorum, which permits business to be conducted at the Annual Meeting. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What Vote is Required to Approve Each Item?

Election of Directors.    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals.    The affirmative vote of a majority of the votes cast at the Annual Meeting is required to amend the Longeveron 2021 Incentive Award Plan and to ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal year 2023.

Treatment of Abstentions and Broker Non-Votes. An “abstain” vote is considered as present for the purposes of determining whether a quorum exists. Abstentions are not considered votes cast either for or against a proposal. Because each of the proposals set forth in this proxy statement requires the affirmative vote of the holders of a majority of the votes cast in order to pass (other than the election of directors, which requires the affirmative vote of a plurality of the votes cast), abstentions will not have any effect on the outcome of the proposals presented at the Annual Meeting. A “broker non-vote” occurs if your shares are registered in “street name” and you do not provide the record holder of your shares with voting instructions on any matter as to which, under the applicable New York Stock Exchange (“NYSE”) rules, a broker may not vote on any matters that are not routine without instructions from you. As is the case with abstentions, shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists. Broker non-votes are not considered votes cast either for or against a non-routine proposal. Therefore, a broker non-vote will not have any effect on the outcome of the first and second proposals presented at the Annual Meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer, then you are considered the “stockholder of record” of those shares. In this case, your Notice or printed proxy materials have been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the Notice or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card.

Beneficial Owners of Shares Held in Street Name.    If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

The manner in which your shares may be voted depends on how your shares are held. If you are a stockholder of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Colonial Stock Transfer, our stock transfer agent, you may vote by proxy, meaning you authorize the individuals named on your proxy card or notice to vote your shares. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of Common Stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. If no direction is made on your proxy and it is otherwise properly executed, your proxy will be voted FOR the election of the three director nominees and FOR each of the other proposals at the Annual Meeting. You also may participate in and vote during the Annual Meeting.

Voting by proxy.    You may vote your shares by proxy by telephone, via the Internet or by mail:

•        By Telephone.    You may transmit your proxy voting instructions by calling the telephone number specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you call. If you choose to vote by telephone, you do not have to return a proxy card by mail.

•        Via the Internet.    You may transmit your proxy voting instructions via the Internet by accessing the website specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you access the website. If you choose to vote via the Internet, you do not have to return a proxy card by mail.

•        By Mail.    If you received printed proxy materials, you may vote by proxy by completing, signing and dating the proxy card enclosed with your printed proxy materials and returning it in the enclosed prepaid envelope.

Voting online during the Annual Meeting:    Stockholders who elect to participate in the Annual Meeting may vote online during the Annual Meeting by following the instructions provided. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will still be voted in accordance with your direction.

Telephone and Internet voting for stockholders of record will be available up until voting has closed at the Annual Meeting, and mailed proxy cards must be received by June 8, 2023, in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, this deadline may be extended.

If your shares are held in “street name” (by a broker, bank, or other nominee), you are considered a “beneficial owner.” The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in street name will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•        by submitting a new proxy with a later date before the Annual Meeting either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•        by voting online at the virtual meeting site; or

•        by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance alone at the Annual Meeting will not automatically revoke your proxy.

Solicitation

Our Board of Directors is soliciting proxies for the Annual Meeting as described in this Proxy Statement, and Longeveron will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition, the original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse reasonable out-of-pocket expenses.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Typically, for stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be presented at and included in our proxy statement for the following year’s Annual Meeting of Stockholders, such proposals must be submitted and received not less than 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting.

Pursuant to our Bylaws, any stockholder intending to present a proposal for action at an annual meeting, including submission of a nomination for a director to the Board, must give written notice to the Company’s corporate Secretary not less than 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, which for the 2024 Annual Meeting would be February 2 to March 3, 2024, except that if date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then the deadline for submitting a stockholder proposal is the 90th day prior to such annual meeting, or if later, the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Stockholder proposals and nominations must be in writing and should be addressed to our corporate Secretary at our principal executive offices located at 1951 NW 7th Ave., Suite 520, Miami, Florida 33136. In addition, nominations of any person for election to the Board at an annual meeting must comply with the requirements set forth in Sections 2.5 and 2.6 of our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information as required by Rule 14a-19 under the Exchange Act no later than April 10, 2024. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed above. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. Your proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting that is not included in this Proxy Statement.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Bylaws provide for our Board of Directors (the “Board”) to be divided into three classes. Each class of directors serves for a three-year term, with one class being elected by the Company’s stockholders at each annual meeting. Our Board currently has nine directors: Joshua Hare (Chair), Erin Borger, Todd Girolamo, Neil Hare, Douglas Losordo, Cathy Ross, Donald Soffer, Rock Soffer, and Ursula Ungaro. Donald Soffer, Erin Borger, and Todd Girolamo serve as directors with terms expiring at this year’s Annual Meeting; Joshua Hare, Douglas Losordo, Cathy Ross, and Ursula Ungaro serve as directors with terms of office expiring at the 2024 annual meeting of stockholders; and Neil Hare and Rock Soffer serve as directors with terms expiring at the 2025 annual meeting of stockholders.

Three directors will be elected at the Annual Meeting to serve three-year terms expiring on the date of the annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) or until their respective successors shall have been elected and qualified. Each of Messrs. Soffer, Borger and Girolamo have communicated to the Board that they are not standing for re-election at this year’s Annual Meeting. As a result, the Governance and Nominating Committee of the Board of Directors has recommended to the Board for nomination, and the Board has nominated, Mr. Wa’el Hashad, the Company’s current Chief Executive Officer (CEO), Mr. Khoso Baluch (who was recommended to the Governance and Nominating Committee by the Company’s chief executive officer), and Mr. Jeffrey Pfeffer (who was recommended to the Governance and Nominating Committee by the Company’s Chairman), as its nominees for election to the Board at the Annual Meeting. Your proxy will be voted, unless authority is withheld or the proxy is revoked, FOR the election of Messrs. Hashad, Baluch and Pfeffer to hold office until the date of our 2026 Annual Meeting or until their respective successors have been duly elected and qualified or until in either case they earlier resign, become disqualified or disabled, or are otherwise removed. Each returned proxy cannot be voted for a greater number of persons than the nominees named on the proxy. In the unanticipated event that a nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person recommended by the Governance and Nominating Committee and approved by the Board. Each of Messrs. Hashad, Baluch and Pfeffer have agreed to serve if elected, and the Board has no reason to believe that they will be unavailable to serve.

DIRECTORS AND NOMINEES

Provided below is certain information with respect to each nominee for election as a director and each continuing director.

Director Nominees for Terms Ending at the 2026 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Wa’el Hashad	60	Chief Executive Officer
Khoso Baluch	65	None
Jeffrey Pfeffer	76	None

Wa’el Hashad, age 60, has served as Chief Executive Officer of Longeveron since February of 2023. Prior to that time, he served as the President and Chief Executive Officer of Avanir Pharmaceuticals from 2017 until 2023. Prior to 2017, he served as the chairman of the strategic advisory board for Morningside Biopharma, a private incubator of several pharmaceutical/bio-tech companies, for three years. In addition, he has held vice president roles at Amgen Inc. (NASDAQ: AMGN), Boehringer Ingelheim, and Eli Lilly and Company (NYSE: LLY). Mr. Hashad earned an executive degree from the Wharton Business School, University of Pennsylvania, an MBA degree from the University of Akron, and a Bachelor of Science degree from the University of Cairo. We believe Mr. Hashad is qualified to serve on our Board because of his business expertise in the pharmaceutical industry and due to his position as CEO of the Company.

Khoso Baluch, age 65, has over 36 years of experience across global geographies in the biopharmaceutical industry. Since 2012, he has served as an independent director of Poxel S.A., a French publicly traded biotech company, chairs its compensation committee and as of March 2023 became Chairman. He also currently serves as an independent director of Processa Pharmaceuticals, Inc (NASDAQ: PCSA), and serves on its audit and compensation committees. He served as the Chairman of the Board for Da Volterra, a French privately held company, from December 2021 until November 2022. From 2016 to 2021, Mr. Baluch served as the Chief Executive Officer and Board member of CorMedix, Inc., a publicly traded pharmaceutical company in the US. Mr. Baluch also held various senior positions at UCB, S.A. between January 2008 to April 2016, including Senior Vice President and President Europe, Middle East & Africa. Prior to joining UCB, Mr. Baluch worked for Eli Lilly and Company (NYSE: LLY) for 24 years, holding international positions spanning Europe, the Middle East and the United States in general management, business development, market access and product leadership. Mr. Baluch holds a B.S. in Aeronautical Engineering from City University London and an MBA from Cranfield School of Management.

Jeffrey Pfeffer, age 76, is the Thomas D. Dee II Professor of Organizational Behavior at the Graduate School of Business, Stanford University where he has taught since 1979. He is the author or co-author of 16 books. Dr. Pfeffer received his B.S. and M.S. degrees from Carnegie-Mellon University and his Ph.D. from Stanford. Dr. Pfeffer currently serves on the advisory boards for Collective Health and Quorso, and on the boards of the nonprofit Quantum Leap Healthcare and the San Francisco Playhouse. In the past he has served on the boards of Resumix, Unicru, and Workstream (WSTM), all human capital software companies, Audible Magic, an internet company, SonoSite (SONO), a NASDAQ company designing and manufacturing portable ultrasound machines, Berlin Packaging, a Chicago-based supplier of packaging services, Portola Packaging, a private company making plastic bottle caps and bottles, and Actify, a software company.

Vote Required for Approval and Recommendation of Board of Directors

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE OR THEIR SUBSTITUTES AS SET FORTH HEREIN.

Continuing Directors with Terms Ending at the 2024 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Joshua M. Hare, M.D.	60	Co-Founder, Chief Science Officer, Chairman and Director
Douglas Losordo, M.D.	65	Director
Cathy Ross	55	Director
Ursula Ungaro, J.D.	72	Director

Joshua M. Hare, M.D., F.A.C.C., F.A.H.A. (Co-Founder, Chief Science Officer and Chairman) co-founded Longeveron in 2014 and has served on its Board of Directors and as its Chief Science Officer since that time. Longeveron obtained an exclusive license to cell production technologies developed by Dr. Hare at University of Miami (UM). Dr. Hare is a double boarded cardiologist (Cardiology and Advanced Heart Failure and Transplantation) and is the founding director of the Interdisciplinary Stem Cell Institute at the UM Miller School of Medicine. He has obtained in excess of $25 Million in funding from the National Institutes of Health over the past 15 years to support basic research of cell therapy strategies. He is also a recipient of the Paul Beeson Physician Faculty Scholar in Aging Research Award and is an elected member of the American Association of Physicians, The American Society for Clinical Investigation, and is an elected Fellow of the American Heart Association. Dr. Hare has also served in numerous leadership roles at the American Heart Association and at the Center for Scientific Review of the National

Institutes of Health. Dr. Hare is also a co-founder of Vestion, Inc., and Heart Genomics, LLC, companies that hold cardio-related intellectual property. He received a B.A. from the University of Pennsylvania, and his MD from The Johns Hopkins University School of Medicine and completed fellowships at Johns Hopkins and Brigham and Women’s Hospital, and was a Research Fellow at Harvard Medical School.

Douglas Losordo, M.D. was elected to Longeveron’s Board of Directors in February 2021. Dr. Losordo has worked in the biotech industry developing cell-based therapies for over twenty years, most recently serving as Executive Vice President, Global Head of Research and Development, Chief Medical Officer of Caladrius Biosciences (Nasdaq: CLBS), a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse chronic disease, from August 2013 until November 2020. Dr. Losordo has extensive knowledge of clinical, regulatory, manufacturing, supply chain and commercial factors unique to cellular therapy technologies as a result of his prior industry experience. Dr. Losordo’s also previously served as a Professor of Medicine at NYU Langone Medical Center and Northwestern University’s Feinberg School of Medicine. He received his MD from the University of Vermont College of Medicine, and his B.A. in Zoology from the University of Vermont.

Cathy Ross was elected to Longeveron’s Board of Directors in February 2021. Ms. Ross is a senior finance executive with over 30 years of experience. Since 2016, she has been a member of the Board of Directors and Chair of the Audit Committee of Fraud.Net, Inc., a privately held company that operates a real-time fraud detection and analytics platform. From 2006 to 2012, she was the Chief Financial Officer, President, and a member of the Board of Directors of MotherNature.com, a privately held online retailer and information source for vitamins, supplements, minerals and healthy products. In her role as Chief Financial Officer of MotherNature.com, she managed all aspects of accounting, budgeting and financial reporting. Prior to that, she served as Managing Director, Private Equity of Oasis Capital Partners, Vice President, Investment Banking and Public Offerings of Commonwealth Associates, Product Development and Marketing Manager of Ocwen Financial Corporation, and a Senior Credit Analyst for Chase Manhattan Bank. Ms. Ross earned a Bachelor of Arts Degree, Economics from Brown University in 1989.

Ursula Ungaro, J.D. was elected to Longeveron’s Board of Directors in June 2021. She currently serves as partner of the law firm Boies Schiller Flexner LLP. Prior to joining Boies Schiller, Ms. Ungaro served 29 years as a federal judge. Ms. Ungaro was appointed to serve on the federal U.S. District Court for the Southern District of Florida in 1992 after being nominated by President George H.W. Bush and being confirmed by the U.S. Senate. In her time on the federal bench, she presided over and ruled in numerous major civil and criminal cases in legal domains ranging from constitutional principles, equal rights, securities issues, and the use of non-embryonic stem cell therapies, amongst many others. Following her graduation with honors from the University of Florida School of Law in 1975, Ms. Ungaro practiced law in Miami, Florida where in 1981 she became a partner in Tew, Critchlow, Sonberg, Traum & Friedbauer, P.A. (later merged into Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey, a national law firm). She subsequently joined Sparber, Shevin, Shapo & Heilbronner, a prestigious local law firm. She practiced law mainly in the area of complex commercial litigation, including in the areas of securities, corporate and tax law. From 1987 to 1992, Ms. Ungaro served as a trial judge on the Eleventh Judicial Circuit of the State of Florida. She has authored published articles in the areas of administrative law, legal ethics, and civil procedure. She is the recipient of the ORT Jurisprudence Award and has been recognized on several occasions by other organizations for her achievements in the law and service to the community.

Continuing Directors with Terms Ending at the 2025 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Neil E. Hare, J.D.	52	Director
Rock Soffer	40	Director

Neil E. Hare, J.D. has served on Longeveron’s Board of Directors since September 2015. Mr. Hare is the founder and president of Global Vision Communications, LLC, (GVC), a Washington, D.C.-based agency specializing in strategic communications, business development, branding and marketing. He is also a licensed attorney and is Of Counsel to the law firm of McCarthy Wilson LLP. Mr. Hare represents Fortune 500 companies, major trade associations, and Federal government agencies. He is an expert in small business policy, focusing on access to capital, and is a regular contributor to Forbes magazine. Previously, he served as vice president of Corporate Communications at the U.S. Chamber of Commerce, where he managed public policy awareness campaigns aimed at the Chamber’s three million members on issues such as tax and regulatory reform, market driven health care, energy, free trade, and expanded transportation and infrastructure. Mr. Hare received a J.D. from American University’s Washington College of Law and a B.A. in international relations from Tufts University.

Rock Soffer was elected to Longeveron’s Board of Directors in March 2020. Mr. Soffer is President, Special Project Division at Turnberry Associates, where he oversees leasing, asset acquisitions, zoning and site approvals, as well as the development of other specialty projects. He has experience in managing and securing financing for complex projects, as well as overseeing a number of developments in Florida, such as the redevelopment of an almost 200,000 square-foot open-air lifestyle shopping center in Aventura. In addition, Mr. Soffer was tasked with overseeing the referendum for the new 800-key Miami Beach Convention Center luxury hotel. Upon completion, the privately funded property will be the cornerstone of the Convention Center District in Miami Beach. Mr. Soffer is an advocate for responsible, environmentally sustainable development. He is actively involved in his local community and sits on the boards of AYITI Community Trust, and the Institute of Contemporary Art Miami.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE LONGEVERON 2021 INCENTIVE AWARD PLAN

We are asking stockholders to approve the amendment and restatement of the Company’s 2021 Incentive Award Plan (the “2021 Plan” or the “Plan”) in order to increase the maximum number of shares authorized and available for issuance under the 2021 Plan by an additional 1,500,000 shares, for a total of 2,797,860shares under the Plan (inclusive of amounts previously approved and issued). The 2021 Plan, which was initially approved by the Company’s stockholders at the Company’s 2022 Annual Meeting, is a long-term incentive plan designed to attract and retain executive officers, other employees, non-employee directors and consultants of the Company who are important to the success and growth of the Company’s business, by providing such persons with incentives to help further align their interests with those of our stockholders.

A copy of the Amended and Restated 2021 Plan is attached to this Proxy Statement as Appendix A. The following table sets forth certain information about awards outstanding under our Plan.

2021 Plan	As of April 12, 2023
Total Stock Options Outstanding	470,191
Total Restricted Stock Unit Awards Outstanding (unvested shares remaining)	293,699
Weighted-Average Exercise Price of Stock Options Outstanding	$7.07
Weighted-Average Remaining Duration of Stock Options Outstanding	8.7
Total Shares Available for Grant under the Plan	533,970
Total Common Stock Outstanding	21,042,269

Description of the 2021 Plan

The following summarizes the material terms of the 2021 Plan, and is qualified in its entirety by reference to the full text of the 2021 Plan, as amended and restated to reflect the increase in maximum authorized and available shares set forth above, attached hereto as Appendix A.

Administration.    The Plan is administered by the Compensation Committee of the Board of Directors (the “Plan Committee”) consisting of persons who are (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or Non-Employee Directors, and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board of Directors or the Plan Committee may delegate to a committee of one or more members of Company management who are not Outside Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Plan, such Plan Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, the value of the shares underlying the award, and the required withholdings, if any. The Plan Committee is also authorized to construe the award agreements and may prescribe rules relating to the Plan.

Grant of Awards; Shares Available for Awards.    The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), restricted shares, restricted stock units, SARs, dividend equivalents, or other stock or cash based awards, or any combination of the foregoing, to employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s present or future parent or subsidiaries, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to ISOs under the Code, are eligible for incentive stock option awards). No more than 500,000 shares may be issued pursuant to the exercise of ISOs. Shares awarded as restricted stock, restricted stock units, dividend equivalent rights, or other stock or cash-based awards, which convey the full value of the shares subject to the award, options and SARs count as one share for every share awarded. To the extent that an award (or portion of an award) lapses, expires, is cancelled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Plan and shall again be available for the grant of a new award. Furthermore, shares delivered to the Company by a participant to satisfy the applicable exercise or purchase price of an award, and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for award grants under the Plan. The Plan will continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options.    The term of each stock option shall be as specified in the option agreement; provided, however, that except for stock options which are ISOs, granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a stock option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such stock option is granted, and (ii) shall be subject to adjustment as provided in the Plan. The Plan Committee or the Board of Directors shall determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of an ISO granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of the Company or employees of one of the Company’s present or future parent or subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of ISOs may not exceed $100,000. Any Option which specifies that it is not intended to qualify as an ISO or any Option that fails to meet the ISO requirements at any point in time will automatically be treated as a NQSO under the terms of the Plan.

Other Stock or Cash Based Awards.    Pursuant to the terms of the applicable award agreement, an award of stock or other cash-based awards, entitles the holder to receive shares, cash, or other property to employees, non-employee directors or non-employee consultants, in each case subject to any conditions and limitations in the Plan. Such other stock or cash-based awards will also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. Subject to the Plan, the Plan Committee will determine the terms and conditions of such other stock or cash-based awards, including any purchase price, performance goal, transfer restrictions, and vesting conditions, will be set for in the applicable award agreement.

Restricted Stock Awards.    A restricted stock award is a grant or sale of shares to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements or the satisfaction of other conditions), in such instalments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares to be made to the holder upon the satisfaction of predetermined vesting requirements and may also provide the holder with a right to receive dividend equivalents. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Plan Committee may, in its sole discretion, or at the holder’s election, defer the settlement of the award in a manner intended to comply with Section 409A. The holder of a restricted stock unit shall be entitled to receive one (1) share for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made as soon as administratively practical after the vesting date, but in no event more than sixty (60) days after the applicable vesting date, except that the Company may delay payment as the Company reasonably determines is necessary to avoid a violation of applicable law.

Stock Appreciation Rights.    A SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant.

Dividend Equivalent Rights.    If the Plan Committee provides, a grant of restricted stock units may provide a Participant with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the applicable award agreement.

Equity Restructuring.    Subject to certain restrictions, the Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect an Equity Restructuring, defined in the Plan as a “non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.” In the event of an Equity Restructuring, the Plan Committee will equitably adjust each outstanding award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding award and/or the award’s exercise or grant price, granting new awards to participants, or making cash payments to participants. The Plan also provides discretion to the Plan Committee to take certain actions with respect to outstanding awards in the event of certain Corporate transactions, including any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event. Such actions the Plan Committee may take include (i) the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such award, as applicable, (ii) the acceleration of any vesting schedule, notwithstanding anything to the contract in the Plan, (iii) providing that such award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, (iv) adjusting the number and type of shares subject to outstanding awards and/or the terms and conditions of (including the grant or exercise price), and the criteria included in outstanding awards, (v) replacing such awards with other rights or property, and/or (vi) providing that the award will terminate and cannot vest, be exercised, or become payable after the applicable event.

Amendment and Termination.    The Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Plan Committee may amend, modify or terminate any outstanding award, including by substituting another award of the same or a different type, changing the exercise or settlement date, and converting an ISO to an NQSO. The participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the award, or (ii) the change is otherwise permitted pursuant to the Plan.

Certain U.S. Federal Income Tax Consequences of the Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of awards granted under the Plan. This summary does not purport to cover all of the rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or shares issued thereunder pursuant to the Plan.

Nonstatutory Stock Options.    A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favourable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

Incentive Stock Options.    A U.S. Participant generally does not recognize taxable income upon the grant or the exercise, of an ISO; provided, however, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is an item of tax preference for purposes of calculating a U.S. Participant’s alternative minimum tax. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant (the “ISO Holding Period”), the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end the ISO Holding Period, the U.S. Participant will recognize ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares.

Stock Appreciation Rights.    A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares.

Performance Awards, and Performance Shares, Restricted Stock Units, Unrestricted Stock Award and Dividend Equivalents.    A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to a tax deduction such amount at such time.

Restricted Stock.    A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant.

Internal Revenue Code Section 409A.    Awards under the Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that any such award fails to meet the requirements of Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests. While awards issued under the Plan are intended to be structured and administered in a manner that complies with the requirements of Section 409A of the Code, no assurance can be given that compensation will, in fact, satisfy the requirements of Section 409A.

Tax Effect for the Company; Limitations on Deduction.    The Company will generally be entitled to a tax deduction in connection with awards under the Plan in an amount equal to the ordinary income realized by a U.S. Participant and at the time the U.S. Participant recognizes such income (for example, upon the exercise of a NQSO or the vesting of restricted stock). Section 162(m) of the Code, however, generally places a limit on the amount of compensation the Company can deduct in any one year for the Company’s chief executive officer, chief financial officer, and certain other executive officers and former executive officers. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

In addition, if a change-in-control” of the Company causes compensation under the Company’s incentive plans, including awards under the Plan, to accelerate vesting or result in the attainment of performance goals, U.S. Participants could, in some cases, be considered to have received “parachute payments.” If so, any such participant could be subject to a 20% excise tax on the amount of “excess parachute payments” received and the Company’s tax deduction could be disallowed under Section 280G of the Code.

Because our executive officers and non-employee directors are eligible to receive awards under the Plan and will continue to be eligible to receive awards under the Plan as amended and restated, if the amendment and restatement of the Plan is approved by the Company’s stockholders at the Annual Meeting, they may be deemed to have a personal interest in the approval of this Proposal 2.

The following table summarizes information, as of December 31, 2022, for the equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time-to-time:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	763,890	$7.07	533,970	(2)
Equity compensation plans not approved by security holders	—		—
Total	763,890		533,970

____________

(1)      Represents outstanding awards pursuant to the Company’s 2021 Plan. Represents shares of Class A common stock. Shares of Class B Common Stock are not authorized for issuance under the 2021 Plan.

(2)      Shares of common stock that are subject to any award (e.g., options, restricted stock units, etc.) pursuant to the 2021 Plan will count against the aggregate number of shares of common stock that may be issued as one share for every share issued.

Vote Required for Approval and Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to amend the Longeveron 2021 Incentive Award Plan to increase the maximum number of shares authorized and available for issuance under the 2021 Plan by an additional 1,500,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL TO AMEND THE LONGEVERON 2021 INCENTIVE AWARD PLAN.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP (“Marcum”) has been engaged as the Company’s independent registered public accounting firm since March 2022. The Audit Committee has selected Marcum as the Company’s independent auditors for the fiscal year ending December 31, 2023, and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Marcum as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Representatives of Marcum are not expected to be present at the Annual Meeting, and accordingly will not have an opportunity to make a statement or be available to respond to questions from stockholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to Longeveron by MSL, PA, the Company’s prior independent auditors, for professional services rendered for the fiscal years ended December 31, 2021 and December 2022:

Fee Category	Fiscal 2021 Fees	Fiscal 2022 Fees
Audit Fees	$159,000	$73,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

The following is a summary of the fees billed to Longeveron by Marcum, the Company’s current independent auditors, for professional services rendered for the fiscal years ended December 31, 2021 and December 2022:

Fee Category	Fiscal 2021 Fees	Fiscal 2022 Fees
Audit Fees	—	$115,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit Fees:    This category includes the fees billed by our principal accountants for professional services rendered for the audit of our annual financial statements, the quarterly review of our interim financial statements, and services provided in connection with regulatory filings.

Audit-Related Fees:    This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees:    This category consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees:    This category consists of services billed not included in the categories above.

Change of the Company’s Independent Registered Public Accounting Firm

In a Current Report on Form 8-K filed on March 25, 2022 (the “Form 8-K”), the Company disclosed that on March 22, 2022, the Company dismissed its independent registered public accounting firm, MSL, P.A. (“MSL”) effective immediately. This decision was approved by the Audit Committee of the Board of Directors pursuant to the authority of the Audit Committee as specified in its Charter. In the Form 8-K, the Company disclosed that the report of MSL on the Company’s financial statements for fiscal years ended December 31, 2021, and 2020 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

In addition, the Company confirmed in the Form 8-K that, during the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through March 22, 2022, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MSL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided MSL with a copy of the required disclosures made in the Form 8-K prior to its filing and requested, in accordance with applicable practices, that MSL furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, which letter was furnished by MSL and attached as Exhibit 16.1 to the Form 8-K, stating that MSL agrees with such statements.

The Company also disclosed in the Form 8-K that the Company engaged Marcum LLP (“Marcum”) on March 22, 2022, as its new independent registered public accountant for the fiscal year ending December 31, 2022. This decision was approved by the Audit Committee in accordance with the authority of the Audit Committee as specified in its Charter. The 8-K also confirmed that during the fiscal years ended December 31, 2021 and 2020 and through March 22, 2022, neither the Company nor anyone on its behalf consulted with Marcum regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Required for Approval and Recommendation of the Board of Directors

The affirmative vote of holders representing a majority of votes cast at the Annual Meeting is being sought to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

CORPORATE GOVERNANCE

Board of Directors and Committees of the Board

Our Board of Directors, elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. The Board acts as an advisor and counsellor to executive management and oversees and monitors its performance.

Our Board of Directors held eleven (11) meetings during 2022. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2022 for the period in which they served as director, other than Don Soffer, who attended less than 50% of meetings. Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, directors are encouraged to attend our annual meetings. One member of our Board of Directors was in attendance at our 2022 Annual Meeting of Stockholders, which was held virtually.

Our Board of Directors has established a standing Audit Committee; Compensation Committee; and Governance and Nominating Committee. The Company has also established a Finance Committee. Each of these committees has adopted a written charter.

Audit Committee.    Our Audit Committee is comprised of three members: Ms. Ross, Dr. Losordo and Mr. Girolamo. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing standards as well as within the meaning of Rule 10A-3 of the Exchange Act, and that each Audit Committee member is able to read and understand fundamental financial statements. The Audit Committee’s responsibilities include appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm, and management; reviewing and approving or ratifying any related person transactions; and preparing the audit committee report required by SEC rules. The Board of Directors has adopted and approved a written charter for the Audit Committee. A current copy of this charter is posted on our website at http://www.longeveron.com under the Investor Relations section. Ms. Ross is the Audit Committee Chair, and the Board has determined that she qualifies as a financial expert, as that term is described in SEC regulations. The Audit Committee held eight meetings during 2022.

Compensation Committee.    The Compensation Committee is comprised of three members: Ms. Ungaro, Mr. Borger and Ms. Ross. The Board of Directors has determined that all the members of the Compensation Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. Compensation Committee’s responsibilities include reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our board of directors with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and preparing the annual compensation committee report required by SEC rules, to the extent required. The Board of Directors has adopted and approved a written charter for the Compensation Committee. A current copy of this charter is posted on our website at http://www.longeveron.com under the Investor Relations section.

The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to attract, motivate and retain talented and dedicated executive officers; tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and reinforce business strategies and objectives to enhance stockholder value. To achieve these goals, our Compensation Committee maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as the Company’s financial and operational performance, as measured by metrics such as total revenue and non-GAAP operating expense. Our Compensation Committee evaluates individual executive performance along with our CEO (other than with respect to his own performance) as part of the review process.

Our Compensation Committee periodically reviews our executive officers’ compensation to determine whether we provide adequate incentives and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other similarly situated companies. The Committee engaged Compensation Advisory Partners, a third-party compensation consultants during 2022, to advise the Compensation Committee with respect to executive compensation benchmarking and compensation program structure. Management plays a significant role in the compensation-setting process for executive officers, other than the CEO, by evaluating employee performance, recommending business performance targets and establishing objectives, and recommending salary levels, bonuses and equity-based awards. The Compensation Committee held eight (8) meetings during 2022.

Governance and Nominating Committee.    The Governance and Nominating Committee is comprised of four members: Dr. Losordo, Mr. Girolamo, Ms. Ungaro and Ms. Ross. The Board of Directors has determined that all the members of the Governance and Nominating Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Nominating and Corporate Governance Committee’s responsibilities include identifying individuals qualified to become board members; recommending to our board of directors the persons to be nominated for election as directors and to each board committee; developing and recommending to our board of directors’ corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our board of directors. The Board of Directors has adopted and approved a written charter for the Governance and Nominating Committee. A current copy of this charter is posted on our website at http://www.longeveron.com under the Investor Relations section. The Governance and Nominating Committee held three (3) meetings during 2022.

When considering a potential candidate for membership on our Board of Directors, our Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. The Governance and Nominating Committee considers diversity in identifying candidates by generally seeking to achieve a diversity of occupational and personal backgrounds on the Board. However, the Governance and Nominating Committee has no formal policy regarding diversity. The Governance and Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Sections 5 and 6 of our Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to our Corporate Secretary prior to the meeting. Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Longeveron Common Stock that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and (ii) the class and number of shares of Longeveron common stock that are beneficially owned by such stockholder. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board of Directors by a stockholder.

Finance Committee.    The Finance Committee is comprised of four members: Mr. Borger, Mr. Neil Hare, Ms. Ross, and Mr. Rock Soffer. The Finance Committee’s purpose is to monitor, and to provide advice and counsel to the Board and the Company’s management regarding the Company’s asset mix, potential mergers and acquisitions, capital structure and policies, financial position and policies, financing activities and dividend policies. The Board of Directors has adopted and approved a written charter for the Finance Committee.

Board Member Independence

The Board of Directors has determined that each of Messrs. Borger and Girolamo, Dr. Losordo, Ms. Ross, and Ms. Ungaro are, and Messrs. Baluch and Mr. Pfeffer if elected shall be, independent as defined in the Nasdaq Stock Market listing standards and applicable SEC regulations. Dr. Hare and Messrs. Soffer, Soffer and Hare have been determined not to be, and Mr. Hashad if elected would not be, independent under relevant standards.

Board Member Diversity

The table below provides certain highlights of the composition of our current board members. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 14, 2023)
Total number of directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background		1

Executive Sessions

Independent directors meet in executive session without the presence of our Chief Science Officer and Chairman or other members of management to review the criteria upon which the performance of the CSO and Chairman is based, to review the performance of the CSO and Chairman against those criteria, to ratify the compensation of the CSO and Chairman as approved by the Compensation Committee, and to discuss any other relevant matters.

Board Leadership Structure

The Board’s current leadership structure is characterized by:

•        a combined Chairman of the Board and Chief Science Officer;

•        a robust Committee structure with oversight of various types of risks; and

•        an engaged and majority independent Board.

The Board believes that its current leadership structure provides appropriate board leadership and engagement while deriving the benefits from having our CSO also serve as Chairman of the Board. As an individual with primary responsibility for managing the Company’s scientific operations and in-depth knowledge and understanding of the Company as its co-founder, he is best positioned to chair regular Board meetings as we discuss key business and strategic issues. This combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations. We do not have a lead independent director.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the risks our Company faces and the steps management is taking to manage those risks and to assess management’s overall appetite for risk. It is management’s responsibility to manage risk and bring material risks facing our Company to the Board’s attention. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also approves our CEO’s performance goals for each year. In doing so, the Board has an opportunity to ensure that the CEO’s goals include responsibility for broad risk management. The involvement of the full Board in setting our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

The Committees of the Board are also involved in evaluating and overseeing the management of risks particular to their respective areas of oversight. For example, the Audit Committee focuses on financial risk and internal controls and receives an annual risk assessment report from our external auditors. The Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk-taking consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans and the risks associated with them. The Governance and Nominating Committee oversees governance and succession risk and evaluates director skills and qualifications to appoint particular directors to our standing committees based upon the needs of that committee. Each Committee reports its activities to the full Board of Directors to ensure that the Board is regularly informed about these risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, executive officers and directors. We will provide a copy of the Code of Ethics upon request made in writing to Longeveron Inc. at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136, Attention: Investor Relations. The full text of our Code of Ethics is posted on our website at www.longeveron.com under the Corporate Governance section. We intend to disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics applicable to our executive officers or directors, including the name of the executive officer or director to whom the amendment applies or for whom the waiver was granted, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement or our Annual Report on Form 10-K.

Board Communications

Stockholders may communicate with members of the Board of Directors by mail addressed to the full Board, a specific member of the Board or a particular committee of the Board at our principal executive offices located at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136, Attention: Legal Department.

Hedging Prohibition

Our insider trading policy guidelines acknowledge that short sales, buying or selling publicly traded options, hedging transactions in the Company’s stock (including prepaid variable forwards, equity swaps, collars and exchange funds), margin accounts, pledged securities and standing and limit orders (outside of an approved 10b5-1 plan) may permit a holder to continue to own our common stock obtained through benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, and officers to whom our policy applies, may no longer have the same objectives as our other stockholders. As such, the Company’s employees, consultants and directors are prohibited from engaging in such transactions (except as otherwise may be approved in writing by the Company).

Certain Relationships and Related Party Transactions

The following includes a summary of transactions as of December 31, 2022 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or 5% Security Holders, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Employment Agreements with our NEOs”. We also describe below certain other transactions with our directors, executive officers and stockholders.

On March 27, 2015, the Company entered into a technology services agreement with Optimal Networks, Inc. (a related company owned by Dr. Joshua Hare’s brother-in-law) for use of information technology services. The Company agreed to issue the related party equity incentive units in the amount equal to 50% of the charges for invoiced services, with such equity to be issued annually on or about the anniversary date of the agreement. During 2017, the Company issued 1,901 Series C Units, and on November 22, 2019, and January 29, 2021, the Company issued 820 and 410

Series C Units, respectively, as payment for an aggregate of $0.2 million of accrued technology services. The Series C units were converted to 16,755 Class A common stock shares. As of December 31, 2022 and 2021, the Company owed less than $0.1 million, pursuant to this agreement, which is included in accounts payable in the December 31, 2022 and 2021 balance sheets.

We have utilized Global Vision Communications, LLC, a service provider owned by a member of our board, Mr. Neil Hare, for public relations, information technology and web development services. Payment of invoices for services provided are made in cash or through the issuance of equity as mutually agreed to by the parties. Amounts incurred amounted to approximately $126,000 and $10,000 during the year ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company owed $0 to the related entity.

We are a licensee under an exclusive license agreement with JMHMD Holdings, LLC, an affiliate of our Chief Science Officer and director, for the use of CD271+ cellular therapy technology, a subpopulation of bone marrow-derived MSCs. We are required to pay a royalty of one percent of the annual net sales of the licensed product(s) used, leased, or sold by or for us by any sub-licensees. If we sublicense the technology, we are also required to pay an amount equal to 10% of the net sales of the sub-licensees. The agreement is to remain in effect until either the date all issued patents and filed patent applications have expired or been abandoned, or 20 years after the date of FDA approval of the last commercialized product or process arising from the patent rights, whichever comes later. There were no license fees due as of December 31, 2022 and 2021 pertaining to this agreement. The Company to date has not incurred any royalty or sublicense related expense, but has paid $45,000 in license fees ($10,000 per year for 2021, 2020 and 2019) and for a $15,000 extension fee. In addition, the Company paid legal fees of approximately $17,000 and $42,000 for each of the years ended December 31, 2022 and 2021, in connection with the patent prosecution, issuance, and maintenance fees related to CD271+ technology.

We entered into a consulting services agreement with Dr. Hare in November 2014 (the “Agreement”). The Agreement has an initial term of ten (10) years, with automatic renewals thereafter for four (4) year terms unless either party determines not to renew, provides for an initial annual fee structure of $250,000 and eligibility to participate in any incentive compensation programs that are established for the Company. Under the terms of the Agreement, if Dr. Hare’s employment is terminated without Cause (as defined below), Dr. Hare is entitled to receive a lump sum payment equal to the sum of (i) annual fees through the date of termination to the extent not previously paid, (ii) annual fees from the date of termination through the end of the Term (as though no termination had occurred), and (iii) any accrued but unpaid expenses. In the event Dr. Hare resigns for Good Reason (as defined below), then, subject to executing a release of claims and complying with 12-month non-solicit and non-compete covenants, Dr. Hare would be entitled to receive a lump sum payment equal to the sum of (i) annual fees through the date of termination to the extent not previously paid, (ii) annual fees from the date of termination through the end of the Term (as though no termination had occurred), plus an additional three (3) years, which shall include an annual increase in said fees of ten percent per year for each of the additional three (3) years, and (iii) any accrued but unpaid expenses. If Dr. Hare terminates the Agreement without Good Reason, then he shall receive the sum of (i) annual fees through the date of termination to the extent not previously paid, and (ii) any accrued but unpaid expenses. For purposes of this paragraph, Term is defined in the Agreement as the period commencing on the effective date and continuing through the tenth (10th) anniversary of the effective date. Upon Dr. Hare’s death or disability during the Term of the Agreement, he is entitled to receive any accrued and unremunerated fees or expenses; provided, however, that the Board has the discretion to choose to continue to pay fees for any period of time following a determination of disability.

The Agreement acknowledges that Dr. Hare is employed by UM, and remains subject to UM’s policies, and also acknowledges that he serves as a consultant to enumerated outside entities. The Agreement outlines Dr. Hare’s obligations with respect to confidentiality, ownership of information, inventions and original works, contains a non-competition covenant with respect to Dr. Hare’s associations during his time with the Company and for a period of two (2) years thereafter, and contains non-solicitation and non-disparagement obligations.

Under the terms of the Consulting Agreement, in calendar year 2022, Dr. Hare was paid $167,000 and received 48,140 immediately vesting Restricted Stock Units, with a grant date fair value of $207,002.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2022, which include the balance sheets of the Company as of December 31, 2022 and 2021, and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review with Management.    The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Accountants.    The Audit Committee has discussed with Marcum LLP, our independent registered public accounting firm for the year ended December 31, 2022, the matters required to be discussed by Statement on Auditing Standard No. 16 (Communications with Audit committees), which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has also received written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Marcum LLP its independence.

The Audit Committee has also received written disclosures and the letter from Marcum LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with Marcum LLP its independence.

Conclusion.    Based on the review and discussions referred to above, the Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

AUDIT COMMITTEE
Cathy Ross (Chair)
Douglas Losordo
Todd C. Girolamo

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us as of April 12, 2023 except where another date is noted below), with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock and is not a Director or Executive Officer, (ii) each nominee for director and director as of the date of this Proxy Statement, (iii) each of our named executive officers, and (iv) all current directors and named executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated. Unless otherwise indicated the address of each beneficial owner is c/o Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136, and none of the shares listed are pledged. The percentage of beneficial ownership is based on 6,179,865 shares of Class A Common Stock and 14,871,085 shares of Class B Common Stock as of April 12, 2023.

Name of Beneficial Owner	Class A Common Stock Shares	%	Class B Common Stock Shares	%	% of Total Voting Power(1)	% of Total Common Stock Beneficially Owned
Director Nominees:
Wa’el Hashad(2)	12,500	*	—	*	*	*
Khoso Baluch	—	*	—	*	*	*
Jeffrey Pfeffer	—	*	—	*	*	*
Named Executive Officers and Directors:
Donald M. Soffer	158,514	2.57	6,535,223	43.95	40.77	31.80
Joshua M. Hare, M.D.(3)	299,984	4.85	7,612,902	51.19	47.64	37.59
Neil E. Hare(4)	59,408	*	—	*	*	*
Rock Soffer	262,257	4.24	410,094	2.76	2.87	3.19
Douglas Losordo, M.D.	5,000	*	—	*	*	*
Erin Borger(5)	22,836	*	—	*	*	*
Cathy Ross	5,000	*	—	*	*	*
Ursula Ungaro(6)	5,000	*	—	*	*	*
Todd C. Girolamo	3,750	*	—	*	*	*
Geoff Green(7)	133,904	2.17	—	*	*	*
K. Chris Min(8)	56,813	*	—	*	*	*
James Clavijo(9)	77,241	1.25	—	*	*	*
Paul Lehr(10)	160,809	2.60	—	*	*	*
All Executive Officers and Directors as a Group (12 individuals)(11):	1,164,096	17.35	14,558,219	97.90	91.95	75.15

____________

*         Less than 1%

(1)      Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. The holders of our Class B Common Stock are entitled to five (5) votes per share, and holders of our Class A Common Stock are entitled to one (1) vote per share. See the section titled “Description of Capital Stock — Common Stock — Voting Rights” for additional information about the voting rights of our Class A Common Stock and Class B Common Stock.

(2)      Also serves as the Company’s Chief Executive Officer. Amount includes 12,500 RSUs that may vest or become exercisable within 60 days following April 14, 2023.

(3)      Amount includes 180,845 RSUs that may vest and 28,125 stock options that are or may become exercisable within 60 days following April 14, 2023. Amount also includes 53,314 shares held by an affiliated entity. Dr. Hare disclaims beneficial ownership except to the extent of his pecuniary interest.

(4)      Amount includes 894 shares of Class A Common Stock owned by Global Vision Communications, LLC, where Mr. Hare is the managing member. Mr. Hare disclaims beneficial ownership except to the extent of his pecuniary interest.

(5)      Amount includes 17,836 shares owned by EB Pharm, LLC, an entity owned by Mr. Borger Mr. Borger disclaims beneficial ownership except to the extent of his pecuniary interest.

(6)      Amount includes 1,250 RSUs that may vest within 60 days following April 14, 2023.

(7)      Served as the company’s CEO through June 2022. Amount reflects ownership as reported in his last Form 4 filed while CEO of the Company.

(8)      Served as interim CEO from June 2022 through February of 2023, and as Chief Medical Officer through end of March 2023. Amount includes 14,835 stock options that are currently exercisable.

(9)      Amount includes 49,116 RSUs that may vest and 28,125 stock options that are or may become exercisable within 60 days following April 14, 2023.

(10)    Amount includes 118,796 RSUs that may vest and 28,125 stock options that are or may become exercisable within 60 days following April 14, 2023.

(11)    Amounts include an aggregate of 362,507 RSUs that may vest and 99,210 stock options that are or may become exercisable within 60 days following April 14, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner other than the following; Donald Soffer disposed of shares indirectly held on April 13, 2022 and that was reported on April 18, 2022; Christopher Min Kwon-Hong acquired and disposed of shares directly held on April 6, 2022 and that was reported on April 12, 2022; Geoff Green disposed of shares directly held on April 4, 2022 and that was reported on April 8, 2022; James Clavijo disposed of shares directly held on April 4 and that was reported on April 8, 2022; and Joshua Hare disposed of shares directly and indirectly held on October 12, 2022 and that was reported on October 18, 2022.

EXECUTIVE OFFICERS

Our executive officers are appointed and serve at the discretion of our Board of Directors. The following table sets forth certain information regarding our executive officers and certain key executives as of April 14, 2023:

Name	Age	Position
Executive Officers
Mohamed Wa’el Ahmed Hashad	60	Chief Executive Officer
Joshua M. Hare, M.D.	61	Co-Founder, Chief Science Officer, Chairman and Director
James Clavijo, M. Acc.	57	Chief Financial Officer and Treasurer
Paul Lehr, J.D.	56	General Counsel and Secretary
Non-Executive Employees
Anthony Oliva, PhD.	54	Senior Scientist
Lisa McClain-Moss	52	Vice President, Manufacturing

Wa’el Hashad, M.B.A., (Chief Executive Officer) was appointed in February of 2023 as Chief Executive Officer of Longeveron Inc. Prior to this position, Mr. Hashad served as the President and Chief Executive Officer of Avanir Pharmaceuticals from 2017 until 2023. Prior to 2017, he served as the chairman of the strategic advisory board for Morningside Biopharma, a private incubator of several pharmaceutical/bio-tech companies, for three years. In addition, he has held vice president roles at Amgen Inc., Boehringer Ingelheim, and Eli Lilly and Company. Mr. Hashad earned an executive degree from the Wharton Business School, University of Pennsylvania, an MBA degree from the University of Akron, and a Bachelor of Science degree from the University of Cairo.

Joshua M. Hare, M.D., F.A.C.C., F.A.H.A. (Co-Founder, Chief Science Officer and Chairman) co-founded Longeveron in 2014 and has served on its Board of Directors and as its Chief Science Officer since that time. Longeveron obtained an exclusive license to cell production technologies developed by Dr. Hare at UM. Dr. Hare is a double boarded cardiologist (Cardiology and Advanced Heart Failure and Transplantation) and is the founding director of the Interdisciplinary Stem Cell Institute at the UM Miller School of Medicine. He has obtained in excess of $25 Million in funding from the National Institutes of Health over the past 15 years to support basic research of cell therapy strategies. He is also a recipient of the Paul Beeson Physician Faculty Scholar in Aging Research Award, and is an elected member of the American Association of Physicians, The American Society for Clinical Investigation, and is an elected Fellow of the American Heart Association. Dr. Hare has also served in numerous leadership roles at the American Heart Association and at the Center for Scientific Review of the National Institutes of Health. Dr. Hare is also a co-founder of Vestion, Inc., and Heart Genomics, LLC, companies that hold cardio-related intellectual property. He received a B.A. from the University of Pennsylvania, and his MD from The Johns Hopkins University School of Medicine, and completed fellowships at Johns Hopkins and Brigham and Women’s Hospital, and was a Research Fellow at Harvard Medical School.

James Clavijo (Chief Financial Officer) joined Longeveron in 2019. He has over 25 years of experience in executive, finance and accounting activities, including experience as a Chief Financial Officer for several pharmaceutical, healthcare and manufacturing companies. Mr. Clavijo’s experience has included building, leading and advising companies with strategic plans for pharmaceutical commercialization and manufacturing, negotiating licensing and drug development agreements, as well as advising companies with complex restructurings, mergers and acquisitions, capital market transactions, and system implementations. During 2018, Mr. Clavijo served as the Chief Financial Officer for Aeterna Zentaris (NASDAQ: AEZS). Prior to this, Mr. Clavijo served for two years as the Chief Financial Officer for Tri-source Pharma, a pharmaceutical company focused on procuring pharmaceutical products facing supply issues and supplying pharmaceutical products to veterinary markets. Since 2009, Mr. Clavijo, has also served as founder and principal of Barcelona Capital Partners, a consulting firm that provided Chief Financial Officer services, which include the preparation of regulatory filings with the Securities and Exchange Commission. Previously, Mr. Clavijo served for five years as the Chief Accounting Officer at Soligenix (NASDAQ: SNGX), a public biopharmaceutical company. In addition, Mr. Clavijo worked for Deloitte & Touche and was an Officer in the U.S. Army, serving for 13 years in active and reserve duty. Mr. Clavijo was licensed as a CPA in Florida from 2000-2011. He is licensed in Florida as a real estate/business agent since 2013. Mr. Clavijo received a B.A. in Chemistry (PreMed) from the University of Florida, a B.A. in Accounting from the University of Nebraska, and a Masters in Accounting from Florida International University. The Company has disclosed that Mr. Clavijo will leave as the Company’s Chief Financial Officer effective June 9, 2023.

Paul Lehr (General Counsel and Secretary) joined Longeveron in 2016 and serves as General Counsel and Corporate Secretary, overseeing Longeveron’s international efforts and programs. Over the past 20 years, Mr. Lehr has held senior legal and executive positions in corporate, non-profit, and research settings. Mr. Lehr has also been an Executive Director of GroundUP Music, which organizes an annual music festival, since 2015. Mr. Lehr has also served since 2011 as CEO and co-founder of HeartGenomics, a biotech firm based on intellectual property Mr. Lehr licensed from the UM Miller School of Medicine. Mr. Lehr served as a law clerk for a U.S. Federal Judge and practiced law with experience in healthcare and business transactions and litigation at a leading Miami law firm for 5 years. Thereafter, Mr. Lehr focused his efforts in the cardiac rehabilitation field as President of a non-profit research foundation. With this research serving as the foundation of the for-profit arm of the cardiac rehabilitation program, Mr. Lehr negotiated a master franchise agreement with a leading Indian healthcare operator with 100+ facilities across India and the Middle East, then co-lead negotiations with the Centers for Medicare & Medicaid Services to successfully secure reimbursement of their residential intensive cardiac rehabilitation program. Mr. Lehr has held senior legal and executive positions in corporate as well as educational and not-for-profit settings. He earned his B.A. from Brown University, and his JD from University of Florida College of Law.

Non-Executive Employees

Anthony Oliva, Ph.D. (Senior Scientist) has been with Longeveron since 2015. Dr. Oliva has over 20 years of basic and clinical research experience, has deep experience in regulatory affairs, and has been integral in leading Longeveron’s grant application and grant funding process. Prior to joining Longeveron, he held a faculty appointment at Florida International University. Dr. Oliva earned his B.A. in Biological Sciences from the University of Chicago, and his Ph.D. in Neuroscience from Baylor College of Medicine. He did his post-doctoral research at Oregon Health & Science University.

Lisa McClain-Moss (Vice President, Manufacturing) joined Longeveron in 2017. She has 20+ years of experience in the cell and gene therapy space including GMP cleanroom operations. During this time, she was involved in the development, manufacturing and scale up of biopharmaceutical products including viral vectors such as vaccinia and retroviruses, H5N1 influenza seed stock for the WHO as well as seed stocks for multiple strains of influenza, rAAV, monoclonal antibodies and cell and tissue expansion and banking. From September 2007 to August 2017, she served as the Director of Manufacturing at Cognate Bioservices. While at Cognate she led manufacturing operations in a GMP environment as well as implementation of new client processes from technology transfer to finished final product. From March 1999 to August 2007, she served at St. Jude Children’s Research Hospital starting with the production of vectors for clinical trials to Therapeutics Production Section Head providing oversight for GMP operations. From 1993 to 1999 she was a microbiologist at C. E. Kord Animal Diagnostic Laboratory providing diagnostic testing for multiple animal species. Ms. McClain-Moss received her B.S. in Biology/Microbiology from Tennessee Technological University.

EXECUTIVE COMPENSATION

The Summary Compensation Table below summarizes the compensation of the executive officers named therein (our “named executive officers” or “NEOs”) during 2022 and 2021. Our NEOs for 2022 were as follows:

•        K. Chris Min., M.D., Former Interim Chief Executive Officer and Former Chief Medical Officer

•        Geoff Green, Former Chief Executive Officer

•        James Clavijo, Chief Financial Officer, Treasurer

•        Paul Lehr, General Counsel and Corporate Secretary

The principal elements of our executive compensation program are base salary, discretionary annual performance bonuses, and discretionary equity awards. Our NEOs are also entitled to participate in employee benefit plans and programs that we offer to our other employees, as described below. We view these components of compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. Our executive compensation program is designed to attract, motivate, and retain talented and dedicated executive officers, who are critical to our success. The following highlights our approach to executive compensation:

Competitive Positioning:    We seek to establish the overall compensation of our executive officers at levels that we believe are roughly comparable with the average levels of compensation of executives at other clinical state biotechnology companies of similar size.

Annual Bonus Compensation Tied to Performance:    Our executive compensation program has three primary components: base salary; discretionary annual bonus compensation; and discretionary equity compensation; and other benefits and perquisites. Among these components, bonus compensation is tied in whole or in part to individual performance, company performance, or as otherwise determined appropriate by the Compensation Committee.

Equity-Based Incentives align our NEOs with our Stockholders:    Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. The Compensation Committee of the board of directors is responsible for approving equity grants.

Base Salary Compensation.    We pay our NEOs a base salary or a consulting fee to compensate them for the satisfactory performance of services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our NEOs have generally been set at lower levels than would normally be deemed necessary to attract and retain individuals with this level of talent. On October 28, 2022 the Compensation Committee and the Board approved salary increases for its Chief Financial Officer and General Counsel, retroactive to March 1, 2022. For more information, see Summary Compensation Table — 2022 and 2021 on page 29 of this Proxy Statement.

Bonus Compensation.    In order to retain and motivate our named executive officers and other executives, from time to time the Board upon recommendation of our Chief Executive Officer, may approve bonuses for our NEOS based on individual performance, company performance, or as other determined based on the Committee’s discretion. In March of 2023, the Compensation Committee and the Board approved, performance-based cash bonuses for our NEOs based on 2022 pre-established performance metrics. For more information, see Summary Compensation Table — 2022 and 2021 on page 29 of this Proxy Statement.

Equity Compensation.    We believe that for growth companies in the biotechnology sector, such as Longeveron, equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees. Accordingly, we have provided our named executive officers and other executives with long-term equity incentive awards that incentivize those individuals to stay with us for long periods of time, which in turn should provide us with greater stability over such periods than we would experience without such awards.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits.    Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on generally the same basis as all of our other employees. We provide a 401(k) Plan to our employees, including our current named executive officers, as discussed in the section below titled “— 401(k) Plan.”

401(k) Plan.    We maintain a defined contribution employee retirement plan, or 401(k) Plan, for our employees. Our named executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees, if they are considered an employee and not a consultant. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $20,500 for calendar year 2022, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2022 may be up to an additional $6,500 above the statutory limit. The 401(k) Plan provides for discretionary matching and profit-sharing contributions, we currently provide 5% match to the 401(k) Plan. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation.    We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Summary Compensation Table — 2022 and 2021

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Nonequity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
K. Chris Min Former interim CEO(5)	2022	261,111		—	1,957,505	593,374	69,670	43,628	2,925,288
Geoff Green,	2022	182,187		109,760	170,000	—	—	23,376	485,323
Former CEO(6)	2021	324,507		209,760	1,569,861	399,000	—	26,676	2,529,804
James Clavijo,	2022	319,319	(7)	—	349,200		72,284	33,755	774,558
CFO, Treasurer	2021	262,974		189,000	842,859	266,000	—	29,096	1,589,929
Paul Lehr,	2022	324,659	(8)	—	349,200	105,699	81,165	42,435	983,158
General Counsel and Corporate Secretary	2021	289,274		155,000	1,324,809	266,000	—	20,973	2,056,056

____________

(1)      The values set forth in this column are based on the aggregate grant date fair values of Restricted Stock Unit (RSU) awards computed in accordance with FASB ASC Topic 718. The grant date fair values of RSUs are computed based upon the closing price per share of Longeveron Class A Common Stock on the date of grant. A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 8 of the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2023.

(2)      The values set forth in this column represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures).

(3)      Includes performance payouts for Company performance in 2022. The relevant performance measures for the annual performance awards were satisfied and thus are reportable in 2022, even though payments were made in 2023.

(4)      Other compensation represents 401(k) matching and health insurance costs paid by the Company.

(5)      Dr. Min, the Company’s Chief Medical Officer (CMO) from April 2022 through March of 2023, also served as the Interim Chief Executive Officer of the Company from June of 2022 through February of 2023. Amounts set forth herein include compensation paid for service as CMO as well as interim CEO.

(6)      Mr. Green separated from the Company effective June 1, 2022.

(7)      From the October 28, 2022 Compensation Committee meeting and with approval from the Board of Directors, Mr. Clavijo’s salary was increased to $330,000 retroactive to March 1, 2022.

(8)      From the October 28, 2022 Compensation Committee meeting and with approval from the Board of Directors, Mr. Lehr’s salary was increased to $330,000 retroactive to March 1, 2022.

Outstanding Equity Awards at Fiscal Year End 2022 Table

The following table sets forth information with respect to outstanding equity awards for each of our NEOs as of December 31, 2022. Mr. Green, who stepped down as CEO in June 2022, forfeited all outstanding equity awards upon his separation as CEO.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
K. Chris Min,	2,335	—		$12.85	04/04/2032			(2)
Former Interim CEO and CMO	—	50,000	(2)	$12.85	04/04/2032			(3)
						150,000	(3)	$483,000
James Clavijo,	20,833	29,167	(4)	6.08	07/20/2031			(2)
CFO						13,378	(5)	$43,077	(3)
						26,667	(6)	$85,867
Paul Lehr,	20,833	29,167	(3)	$6.08	07/20/2031			(2)
General Counsel	5,000	—		$8.73	06/03/2032			(3)
	—	22,843	(7)	$4.30	11/16/2032
						7,210	(5)	$23,216
						26,667	(6)	$85,867

____________

(1)      Based on a value of $3.22 per share, the closing market price of our common stock on December 30, 2022, the last trading day of 2022.

(2)      The option, granted on April 4, 2022, vests 25% each year beginning on the one year anniversary of April 4, 2023. As of March 31, 2023, the stock options are forfeited.

(3)      Restricted Stock Unit award granted on April 4, 2022, vests 25% each year beginning on the one-year anniversary of April 4, 2023. As part of the separation agreement with Dr. Min, 40,000 RSUs became vested on March 31, 2023, the remaining 110,000 were forfeited.

(4)      The option, granted July 20, 2021, vested 1/8 upon date of grant, with quarterly vesting thereafter.

(5)      Restricted Stock Unit award, granted January 29, 2021 vests at varying amounts over a three year period.

(6)      Restricted Stock Unit award, granted June 3, 2022, vests in one-third increments annually.

(7)      The option, granted November 16, 2022, vests 25% on March 1, 2023, then 6.25% each quarter thereafter.

Employment Agreements with our NEOs

Letter Agreement — Mr. Green

On December 9, 2015, we signed a letter of employment with Mr. Green to serve as Senior Vice President of Clinical Operations. Mr. Green was subsequently promoted to President in 2019 and then Chief Executive Officer in 2020. The December 9, 2015 letter of employment outlined the material responsibilities of the position, and provided for an initial annual base salary of $210,000, along with eligibility for performance-based bonus and participation in any equity incentive plans, and provided that, upon termination without cause (which was not defined), Mr. Green would be entitled to a severance equal to 3 months base salary for each year of employment, capped at 12 months base salary.

Mr. Green stepped down as CEO effective as of June 1, 2022. In connection with his departure as Chief Executive Officer, Mr. Green received 27,854 immediately vesting RSUs valued at $170,000. Further, the Company entered into a consulting agreement with Mr. Green, pursuant to which Mr. Green agreed to provide services from time to time at a rate of $350 per hour. The consulting agreement terminated on December 31, 2022.

Employment Agreement — Mr. Clavijo

On August 12, 2020, we entered into a one-year employment agreement with Mr. Clavijo to serve as our Chief Financial Officer and Treasurer, which was thereafter amended on December 18, 2020. After the initial term, this employment agreement will automatically renew for successive one-year periods, unless at least sixty (60) days prior to the end of the initial term or renewed term, either party delivers written notice to the other that the employment agreement is not to be renewed, in which case the agreement shall be terminated. As previously disclosed by the Company, Mr. Clavijo will step down as the Company’s Chief Financial Officer effective June 2023.

In the event we terminate Mr. Clavijo without Cause (as defined below), or he terminates his employment for Good Reason (as defined below), he will be entitled to six months of his then existing annual base salary after being employed for one year. Further for each year of additional service Mr. Clavijo will be entitled to one more month of service to a maximum of twelve months. In the event of a change of control, the full payment of twelve months of severance would be due.

“Cause” is defined in Mr. Clavijo’s agreement (as determined by the Company) as : (A) the commission of an act of theft, fraud, embezzlement, falsification of the Company or customer documents, misappropriation of funds or other assets of the Company or its affiliates, involving the property or affairs of the Company or its affiliates; (B) the conviction (by trial, upon a plea or otherwise) or the admission of guilt or a plea of nolo contendere by Mr. Clavijo, of any felony or criminal act of moral turpitude; (C) failure to substantially perform his duties or responsibilities under this Agreement, or follow the reasonable instructions of the Company, provided that if such failure is capable of cure in the determination of the Company, Mr. Clavijo is given written notice of any such failure, which notice shall specify in reasonable detail the nature of the failure to substantially perform, and employee fails to remedy the same within thirty (30) days of receipt of such notice; (D) the breach by Mr. Clavijo of any provision of the agreement, or of any fiduciary duty to the Company or violation of any other contractual, statutory, common law or other legal duty to the Company or its affiliates; (E) gross negligence or wilful misconduct by Mr. Clavijo in the performance of his duties; (F) Mr. Clavijo’s material violation of any written policy or procedure of the Company, provided that if such violation is capable of cure in the Company’s determination, he is given written notice of any such violation, which notice shall specify in reasonable detail the nature of the violation, and he fails to remedy the same within thirty (30) days of receipt of such notice; or (G) conduct that brings the Company into public disgrace or disrepute in any material respect.

“Good Reason” means, without Mr. Clavijo’s express written consent, a material diminution in his authority, duties, or responsibilities (excluding any change made in connection with the termination of his employment for Cause, or on account of his death or disability, or temporarily as a result of Mr. Clavijo’ incapacity or other absence for an extended period); a change in the geographic location where Mr. Clavijo must render services by more than fifty (50) miles, provided that any such relocation materially increases the length of his normal daily work commute; or a material breach of the agreement by the Company. In order for employee to resign for Good Reason: (A) the Company must be notified by employee in writing within sixty (60) days of the event constituting Good Reason; (B) the event must remain uncorrected by the Company for thirty (30) days following such notice (the “Company Notice Period”); and (C) if the Company fails to cure the same during the Company Notice Period, then the termination must occur within sixty (60) days after the expiration of the Notice Period. Notwithstanding the foregoing, an across-the-board salary reduction affecting Mr. Clavijo and other similarly situated employees of the Company shall not constitute Good Reason.

Potential Payments Upon Termination or Change in Control

The terms of the Plan provide that the shares subject to vesting granted under any equity award may automatically become fully vested, no longer subject to restrictions and freely transferable upon a “Change of Control” as such term is defined in our Plan. We provide this benefit in order to properly incentivize our executives to support a Change of Control that would be deemed beneficial to our shareholders.

DIRECTOR COMPENSATION

Director Compensation Table.    The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our non-employee directors for services rendered during the year ended December 31, 2022.

	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Joshua M. Hare(4)	$40,000		$13,350	$48,000	(5)	$101,350
Donald M. Soffer	$25,000		$13,350	$24,000	(5)	$62,350
Neil E. Hare	$29,000		$13,350	—		$42,350
Rock Soffer	$32,500		$13,350	—		$45,850
Douglas Losordo, M.D.(1)	$37,500		$13,350	—		$50,850
Erin Borger	$33,875		$13,350	—		$47,225
Cathy Ross	$47,000		$13,350	$13,600	(5)	$73,950
Ursula Ungaro(2)	$34,625		$13,350	—		$47,975
Todd C. Girolamo(3)	$31,000	$35,000	$13,350	—		$79,350

____________

(1)      Amounts reflect fees relating to calendar 2022.

(2)      The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the onboarding restricted stock unit award granted to Mr. Girolamo in February 15, 2022. A discussion of the relevant assumptions made in the valuation of this award may be found in Note 8 (“Stock-Based Compensation”) of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 14, 2023. The number of shares of unvested restricted stock units outstanding as of December 31, 2022 was 1,250 for each director other than Mr. Girolamo, who had 2,500 unvested restricted stock units.

(3)      The values set forth in this column represent the grant date fair value of the annual stock option award grant of 5,000 shares issued to each member of the Board of directors in November 2022.

(4)      Amounts set forth herein reflect compensation received as a director of the Company. Dr. Hare also serves as the Chief Science Officer of the Company, pursuant to the terms of that certain consulting agreement entered into with the Company. For additional information, see “Certain Relationships and Related Party Transactions.”

(5)      Estimated value relating to complimentary Bahamas Registry Trial treatments received by the individual.

(6)      Amounts paid by the Company in connection with continuing director education class.

Summary of Director Compensation

The director compensation program provides for annual retainer fees and/or long-term equity awards for our directors. For 2022, each director received an annual retainer of $25,000. A director serving as chairman of the board or lead independent director received an additional annual retainer of $15,000. Directors serving as the chairs of the audit, compensation and nominating and corporate governance committees received additional annual retainers of $10,000, $7,500 and $7,500, respectively. Directors serving as members of the audit, compensation and nominating and corporate governance committees received additional annual retainers of $5,000, $4,000 and $4,000, respectively. Upon joining the board new directors receive initial equity grants of 5,000 shares of our Class A Common Stock, which shall be subject to vesting requirements.

The director compensation program was adjusted for 2023 as follows: Each director’s annual retainer will be $35,000. Directors serving as the chairs of the audit, compensation and nominating and corporate governance committees will receive additional annual retainers of $15,000, $10,000 and $8,000, respectively. Directors serving as members of the audit, compensation and nominating and corporate governance committees will receive additional annual retainers of $7,500, $5,000 and $4,500, respectively. Annual equity grants, to be made following the Company’s annual meeting of stockholders will consist of stock options, with a grant date fair value of $15,000. Our board of directors or its authorized committee may modify the director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on director compensation set forth in the Plan. As provided in the Plan, our board of directors or its authorized committee may make exceptions to this limit for individual directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion.

ANNUAL REPORT

Our Annual Report on Form 10-K for the 2022 fiscal year, filed with the Securities and Exchange Commission on March 14, 2023, is being mailed or made available along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Stockholders may also obtain a copy of the Annual Report, including the financial statements and financial statement schedules, without charge, by writing to Investor Relations at our principal executive offices located at 1951 NW 7th Ave, Suite 520, Miami, FL 33136. We will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding Longeveron, are also available on our website at http://www.longeveron.com or the Securities and Exchange Commission’s public website at http://www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. For stockholders requesting paper copies of the proxy statement, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) if you are not a stockholder of record, notify your broker, or (2) if you are a stockholder of record, direct your written request to Investor Relations, Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136. or your oral request to the Longeveron at (305) 909-0840. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our Investor Relations department if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS

We know of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by a stockholder’s submission of their proxy.

All stockholders are urged to vote by following the instructions on the Notice or, if printed proxy materials were received, by following the instructions provided with printed proxy materials.

By Order of the Board of Directors,
/s/ Paul Lehr
Paul Lehr
Corporate Secretary
Miami, Florida
April 28, 2023

APPENDIX A

AMENDED AND RESTATED
LONGEVERON INC.

2021 INCENTIVE AWARD PLAN*

Article I.
PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. For the avoidance of doubt, this Plan gives effect to the Corporate Conversion to be effected by the Company in connection with its initial public offering, and all share numbers are on an as-converted basis.

Article II.
ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

Article III.
ADMINISTRATION AND DELEGATION

3.1      Administration. The Plan is administered by the Administrator. Subject to the terms of the Plan, the Administrator has full power, authority and discretion to administer the plan, including, without limitation, to: determine which Service Providers receive Awards; grant Awards; set Award terms and conditions; take any and all actions and make all determinations under the Plan; interpret and construe the Plan and Award Agreements; and adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems necessary or advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan and/or any Award in such manner and to such extent as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan and any Award shall be made in its sole and absolute discretion and will be final, conclusive and binding on all persons having or claiming any interest in the Plan or any Award and will be given the maximum deference permitted by Applicable Laws.

3.2      Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may rescind the authority so delegated or abolish any Committee and re-vest in itself any previously delegated authority at any time.

Article IV.
STOCK AVAILABLE FOR AWARDS

4.1      Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2      Share Recycling. If all or any part of an Award or a Corporate Conversion Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Corporate Conversion Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Corporate Conversion Award, the unused Shares covered by the Award or Corporate Conversion Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Corporate Conversion Award being exercised

____________

*       All numbers of shares set forth in this Plan give effect to the Corporate Conversion to be implemented by the Company in connection with its initial public offering.

or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3      Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 500,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4      Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5      Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that, commencing with the first calendar year following the year in which the Company’s initial public offering occurs, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, or any successor thereto) of Awards granted to a Director as compensation for services as a Director during any calendar year of the Company may not exceed $75,000 (which limits shall not apply to the compensation for any Director of the Company who serves in any capacity in addition to that of a Director for which he or she receives additional compensation or any compensation paid to any Director during the calendar year in which the Effective Date occurs). The Administrator may make exceptions to this limit for individual Directors in extraordinary circumstances, as the Administrator may determine in its discretion.

Article V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1      General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2      Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3      Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates any non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

5.4      Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5      Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)       cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)       if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)       to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)       to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)       to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)       to the extent permitted by the Administrator, any combination of the above payment forms approved by the Administrator.

Article VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1      General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2      Restricted Stock.

(a)       Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b)       Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3      Restricted Stock Units.

(a)       Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)       Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c)       Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

Article VII.
OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

Article VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

8.1      Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2      Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)       To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)       To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)       To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)       To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e)       To replace such Award with other rights or property selected by the Administrator; and/or

(f)       To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3      Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be cancelled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4      Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.5      General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

Article IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1      Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2      Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3      Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4      Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5      Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6      Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7      Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable

Laws. For avoidance of doubt, as a condition to the exercise or settlement of an Award, the Company may require the Participant or other person exercising or otherwise receiving benefits under such Award to represent and warrant at the time of any such exercise or settlement that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8      Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9      Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

Article X.
MISCELLANEOUS

10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3    Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the Effective Date and will remain in effect until the tenth anniversary of the date the Board adopted the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. The Plan was initially approved by the Board on February 12, 2021. The Plan was initially approved by the equity holders of the Company on June 28, 2022.

10.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that, except as otherwise expressly provided under the terms of the Plan or an Award, no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. Without limiting the generality of the foregoing, and without amending the Plan, the Administrator may grant, settle or administer Awards on terms and conditions different from those specified in the Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan given the limitations of Applicable Laws, and the Administrator may make such modifications, subplans, procedures and the like as may be necessary or advisable to comply with the provisions of the laws of the various jurisdictions in which the Company or its Subsidiaries operate or have eligible Service Providers.

10.6    Section 409A and Section 457A.

(a)       General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply and the provisions of the Plan and any applicable Awards shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions and regardless of whether such amendment or other actions shall adversely affect the rights of a Participant) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date.

(b)       Distribution/Separation from Service. With respect to an Award that constitutes “nonqualified deferred compensation” under Section 409A, (i) it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly, and (ii) to the extent any payment or settlement of any such Award upon a termination of a Participant’s Service Provider relationship, such payment or settlement shall be made only upon the Participant’s “separation from service” with the Company and all of its controlled group members within the meaning of Section 409A. Whether a Service Provider has a separation from service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A and Treas. Reg. § 1.409A-1(h)(1) (without regard to any presumptions or optional definitions provided thereunder) . For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)       Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(d)       Stock Rights. The grant of Non-Qualified Stock Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to eligible Service Providers of the Company and its subsidiaries and affiliates in which the Company has a controlling interest and as to which the Company is an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E). In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided, however, that the language “at least 50 percent” shall be substituted for “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e)        Exemption from Section 457A. The Plan and each Award are not intended to be subject to Section 457A, and the Administrator shall administer the Plan and each Award in accordance with such intent. Notwithstanding any provision of this Plan to the contrary, if the Plan or Award is subject to Section 457A, the Administrator may, without a Participant’s consent, amend the Plan or the applicable Award or adopt other policies or procedures or take such other actions (regardless of whether such amendment or other actions shall adversely affect the rights of a Participant), including amendments or actions that would result in a reduction to the benefits payable under the Plan, that the Company deems necessary or appropriate to exempt the award from Section 457A, to preserve the intended tax treatment of the benefits provided with respect to the award, or to mitigate any additional tax, interest or penalties or other adverse tax consequences that may apply under Section 457A if an exemption is not otherwise available.

(f)       No Guarantee of Tax Treatment. The tax treatment of the benefits provided under any Award granted under this Plan is not guaranteed, and the Company makes no representations or warranties as to an Award’s tax treatment under the Code (including, but not limited to, Section 409A and Section 457A) or any local, state or foreign tax law. Neither the Administrator (or any member thereof), nor the Company or any Subsidiary (or the employees, officers, directors, shareholders or affiliates of the Company or any Subsidiary) shall be held liable for, or have any liability to any Participant or any other person, for any taxes, interest, penalties, or other monetary amounts owed by a Participant or any beneficiary thereof with respect to an Award as a result of the application of the Code (including, but not limited to, Section 409A and Section 457A) or any local, state or foreign tax law.

10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10  Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11  Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12  Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13  Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt, exercise or settlement of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) and any amendments thereto (“Claw-Back Policy”). By accepting an Award, each Participant acknowledges and agrees to abide by the terms the Claw-Back Policy.

10.14  Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15  Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16  Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17  Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18  Unfunded Plan. The Plan shall be unfunded. To the extent that Shares, cash, or other property is payable to or on behalf of a Participant under this Plan or an Award, such obligation shall represent and unfunded, unsecured promise to pay, and any Participant or other person entitled to such a payment will have no rights greater than the rights of any other unsecured general creditor of the Company. The Administrator may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

Article XI.
DEFINITIONS

As used in the Plan, and unless otherwise defined in the applicable Award Agreement, the following words and phrases will have the following meanings:

11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5    “Board” means the Board of Directors of the Company.

11.6    “Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary, or any material breach of a written agreement between the Participant and the Company or any Subsidiary, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s gross negligence or willful misconduct which is injurious to the Company or any Subsidiary, or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any Subsidiary; (v) the material violation by the Participant of any rule or policy of the Company or any Subsidiary of which the Participant had written notice; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any Subsidiary.

11.7    “Change in Control” means and includes each of the following:

(a)       A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)       During any period of one consecutive year, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)       The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)          which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)         after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for “nonqualified deferred compensation” that is subject to Section 409A, the foregoing definition of Change in Control shall be interpreted and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5)(v), a change in the effective control of the Corporation within the meaning of Treas. Reg. § 1.409A-3(i)(5)(vi), or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5)(vii). For the avoidance of doubt, all references within this definition of “Change in Control” to the “Company” refer solely to Longeveron Inc. (and not any Subsidiary or affiliate thereof).

The Administrator shall have full and final authority and discretion to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority and discretion in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10  “Common Stock” means the common stock of the Company.

11.11  “Company” means Longeveron Inc., a Delaware corporation formed upon the statutory conversion of Longeveron, LLC from a Delaware limited liability company into a Delaware corporation, or any successor.

11.12  “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.

11.13  “Corporate Conversion Awards” means the restricted Shares issued by the Company to former holders of restricted Class C common units of Longeveron, LLC in connection with the Corporate Conversion pursuant to restricted stock agreements with each of such holders, which shares were not issued under the Plan.

11.14  “Corporate Conversion” means the conversion of Longeveron, LLC, a Delaware limited liability company, into the Company pursuant to a statutory conversion, effected in connection with the Company’s initial public offering.

11.15  “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.16  “Director” means a Board member.

11.17  “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.18  “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.19  “Effective Date” means the day on which the Corporate Conversion occurs. For the avoidance of doubt, the Plan shall become effective immediately prior to the Corporate Conversion to be effected by the Company in connection with its initial public offering and in all events prior to the Public Trading Time.

11.20  “Employee” means any employee of the Company or its Subsidiaries.

11.21  “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.22  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.23  “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

11.24  “Good Reason” means (a) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “good reason” is defined, “Good Reason” as defined in such agreement, and (b) if no such agreement exists, (i) a change in the Participant’s position with the Company (or its Subsidiary employing the Participant) that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (ii) a material diminution in the Participant’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (iii) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Subsidiary employing the Participant) without the Participant’s consent; provided further, that Good Reason shall not be deemed to exist unless (A) the Participant provides written notice to the Administrator of the event giving rise to Good Reason within thirty (30) days of the occurrence of such event (setting forth the nature of such event and the corrective action reasonably sought by the Participant); (B) the Company fails to cure the event giving rise to Good Reason within forty-five (45) days after written notice thereof is given by the Participant to the Administrator (the “Cure Period”); and (C) the Participant terminates the Participant’s service within thirty (30) days following the last day of the Cure Period.

11.25  “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.26  “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.27  “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.28  “Option” means an option to purchase Shares, which will either be an Incentive Stock option or a Non-Qualified Stock Option.

11.29  “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.30  “Overall Share Limit” means the sum of 2,797,860 Shares and any shares of Common Stock which become available for issuance under the Plan pursuant to Article IV.

11.31  “Participant” means a Service Provider who has been granted an Award.

11.32  “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may relate to one or more of the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be applied individually, alternatively or in any combination, by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator.

11.33  “Plan” means this 2021 Incentive Award Plan.

11.34  “Public Trading Time” means the time at which the Company’s Registration Statement on Form S-1 filed in connection with its initial public offering is declared effective by the Securities and Exchange Commission.

11.35  “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.36  “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.37  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.38  “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.39  “Section 457A” means Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.40  “Securities Act” means the Securities Act of 1933, as amended.

11.41  “Service Provider” means an Employee, Consultant or Director.

11.42  “Shares” means shares of Common Stock.

11.43  “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.44  “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain, including any such entity which becomes a Subsidiary after adoption of the Plan.

11.45  “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.46  “Termination of Service” means the date the Participant ceases to be a Service Provider.

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Longeveron Inc. 1951 NW 7th Avenue, Suite 520 Miami, Florida 33136 <Shareholder Name> <Shareholder Address1> <Shareholder Address2> <Shareholder Address3> TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED. The undersigned hereby appoints Joshua Hare and Paul Lehr, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Class A common stock, $0.001 par value per share and Class B common stock, $0.001 par value per share (collectively, the “Shares”) of Longeveron Inc. (the “Company”) which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE “MEETING”) TO BE HELD VIRTUALLY ON JUNE 9, 2023, AT 1 P.M., NEW YORK TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below: 1. Election of Directors Nominees: 1) Wa’el Hashad 2) Khoso Baluch 3) Jeffrey Pfeffer 2. Approval of the Amended and Restated Longeveron Inc. 2021 Incentive Award Plan 3. Ratification of the appointment of Marcum LLP as Longeveron’s independent registered public accounting firm for the year ended December 31, 2023 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2, and 3. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1, 2, and 3. Please indicate if you plan to virtually attend this meeting. Yes No Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. Signature Date Signature (Joint Owners) Date